                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported)  July 24, 1998


                           FRUIT OF THE LOOM, INC.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-8941                 36-3361804
----------------------------         -----------          -------------------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
       of Incorporation)              (File Number)         Identification No.)


                              5000 SEARS TOWER
                           233 SOUTH WACKER DRIVE
                          CHICAGO, ILLINOIS  60606
         -----------------------------------------------------------
        (Address of Principal Executive Offices, including zip code)


      Registrant's telephone number, including area code (312) 876-1724
                                                         --------------

FRUIT OF THE LOOM, INC.

ITEM 5. OTHER EVENTS


On July 1, 1998, the New England Health Care Employees Pension Fund filed a purported class action on behalf of all those who purchased Fruit of the Loom, Inc. (the "Company") Class A Common Stock and publicly traded options between July 24, 1996 and September 5, 1997 (the "Class Period") against the Company and William Farley, Bernhard Hansen, Richard C. Lappin, G. William Newton, Burgess D. Ridge, Larry K. Switzer and John D. Wigodsky, each of whom are current or former officers of the Company, in the United States District Court for the Western District of Kentucky. The plaintiff claims that the defendants engaged in conduct violating Section 10b of the Securities Exchange Act of 1934, as amended (the "Act"), and that the Company and Mr. Farley also liable under Section 20a of the Act. According to the plaintiff, during the Class Period, the Company, with the knowledge and assistance of the individual defendants, issued misleading positive public statements about the Company's condition and prospects causing the plaintiff and the class to buy Company stock at artificially inflated prices. The plaintiff also alleges that during the Class Period, the individual defendants sold stock of the Company while possessing material non-public information. The plaintiff asks for unspecified amounts as damages, interest and costs and ancillary relief. Management believes that the suit is without merit and management and the Company intend to defend it vigorously. Management believes, based on information currently available, that the ultimate resolution of this litigation will not have a material adverse affect on the financial condition or results of the operations of the Company, but the ultimate resolution of the suit, if unfavorable, could be material to the results of operations of a particular future period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FRUIT OF THE LOOM, INC.

                                    By: /s/ Larry K. Switzer
                                       ------------------------
                                       Larry K. Switzer
                                       Executive Vice President and
                                       Chief Financial Officer


Dated:  July 24, 1998